Exhibit 99.1

Teladoc Health Reports Third-Quarter 2020 Results

Year-over-year Q3 revenue grows 109% to $288.8 million and total visits increase 206% to 2.8 million

Year-over-year nine months revenue grows 79% to $710.6 million and total visits increase 163% to 7.6 million

Issues 2020 fourth-quarter guidance, raises full-year expectations

PURCHASE, NY, October 28, 2020 — Teladoc Health, Inc. (NYSE: TDOC), the global leader in virtual care, today reported strong financial results for the quarter ending September 30, 2020.

“Our strong third quarter results exceeded expectations, driven by broad-based strength across the business and building on the momentum we saw in the first half of the year,” commented Jason Gorevic, chief executive officer of Teladoc Health. “We are seeing significant market success and consistent growth in member visits throughout all of our commercial channels. With the addition of Livongo later this year, we will be creating a new category of whole person virtual care that will transform how people live healthier lives.”

Teladoc Health recently entered new and expanded client partnerships with industry leaders including GuideWell, Johns Hopkins and Telefonica. The company highlighted continued, sustainable growth bolstered by increases in specialty visits and registrations together with ongoing diversity of visit diagnoses.

Financial Highlights for the Third Quarter and Nine Months Ended September 30, 2020

Revenue
($ thousands)
	Quarter Ended		Year over Year	Nine Months Ended		Year over Year
	September 30,		Growth	September 30,		Growth
	2020	2019		2020	2019
Access Fees Revenue
U.S.	$194,622	$92,095	111%	$454,582	$258,604	76%
International	31,997	27,030	18%	91,261	77,716	17%
Total	226,619	119,125	90%	545,843	336,320	62%

Visit Fee Revenue
U.S. Paid Visits	35,074	14,142	148%	105,013	47,473	121%
U.S. Visit Fee Only	15,874	4,307	269%	47,931	11,974	300%
International Paid Visits	96	395	(76)%	705	1,051	(33)%
Total	51,044	18,844	171%	153,649	60,498	154%

Other
U.S.	10,299	0	N/M %	10,299	0	N/M %
International	850	0	N/M %	850	0	N/M %
Total	11,149	0	N/M %	11,149	0	N/M %

Total Revenue	$288,812	$137,969	109%	$710,641	$396,818	79%

Membership and Visit Fee Only Access
(millions except for care locations)
	Quarter Ended		Year over Year
	September 30,		Growth
	2020	2019
Total U.S. Paid Membership	51.5	35.0	47%

Total U.S. Visit Fee Only Access	21.8	19.0	15%

Visits
(thousands)
	Quarter Ended		Year over Year		Nine Months Ended		Year over Year
	September 30,		Growth		September 30,		Growth
	2020	2019			2020	2019
Paid Visits from U.S. Paid Membership	682	278	145%		2,127	934	128%
Percent of Paid Visits from U.S. Paid Membership	32%	45%			39%	48%
Visits Included from U.S. Paid Membership	1,447	344	321%		3,384	1,016	233%

Total Visits from U.S. Paid Membership	2,129	622	242%		5,511	1,950	183%

U.S. Visit Fee Only	261	62	318%		794	179	343%

International Visits	445	244	83%		1,331	770	73%
Total Visits	2,835	928	206%		7,636	2,899	163%

Utilization	16.5%	8.0%	854	pt	15.4%	9.3%	615	pt

Platform-Enabled Sessions*	986		N/M	%			N/M	%

* Platform-Enabled Session is a unique instance in which our licensed software platform has facilitated a virtual voice or video encounter between a care provider and our client’s patient, or between care providers. We believe platform enabled sessions are an indicator of the value our clients derive from the platform they license from us in order to facilitate virtual care.

●	Net loss was $(35.9) million for the third quarter 2020 compared to $(20.3) million for the third quarter 2019. Excluding $16.0 million of transaction costs related to the pending Livongo merger, net loss was $(19.9) million for the third quarter of 2020. Excluding $25.2 million of transaction costs related to the pending Livongo merger and the acquisition of InTouch Health, which closed on July 1st, net loss was $(10.7) million for the third quarter of 2020.
●	Net loss per basic and diluted share was $(0.43) for the third quarter 2020 compared to $(0.28) for the third quarter 2019. Excluding transaction costs of $0.19 per share related to the pending Livongo merger, net loss per share was $(0.24). Excluding transaction costs of $0.30 per share related to the pending Livongo merger and the acquisition of InTouch Health, which closed on July 1st, net loss per share was $(0.13) for the third quarter of 2020.
●	GAAP Gross margin which includes depreciation and amortization was 63.3 percent for the third quarter 2020 and 68.1 percent for the third quarter 2019.
●	Adjusted Gross margin was 63.7 percent for the third quarter 2020 compared to 69.0 percent for the third quarter 2019.

●	EBITDA was a loss of $(6.8) million for the third quarter 2020 compared to a loss of $(10.3) million for the third quarter 2019. Excluding $16.0 million of transaction costs related to the pending Livongo merger, EBITDA was $9.2 million. Excluding $25.2 million of transaction costs related to the pending Livongo merger and the acquisition of InTouch Health, which closed on July 1st, EBITDA was $18.4 million for the third quarter of 2020.
●	Adjusted EBITDA was a positive $39.5 million for the third quarter 2020 compared to a positive $9.0 million for the third quarter 2019.

A reconciliation of generally accepted accounting principles (“GAAP”) in the United States to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Teladoc Health provides guidance based on current market conditions and expectations. Given the uncertainty of the expected path of the COVID-19 outbreak as well as the broader economic impact, our updated guidance is based on what we know today. As this is an emerging situation, circumstances are likely to change in the coming weeks and months, but we believe our guidance ranges provide a reasonable baseline for 2020 financial performance.

For the fourth-quarter 2020, we expect:

●	Total revenue to be in the range of $294 million to $304 million.
●	EBITDA (loss), excluding transaction costs related to the pending Livongo merger, to be in the range of $(1) million to $2 million.
●	Adjusted EBITDA to be in the range of $21 million to $24 million.
●	Total U.S. paid membership to be in the range of 50 million to 51 million members and visit-fee-only access to be available to 21 to 22 million individuals, including 2 to 3 million members on a temporary basis.
●	Total visits to be between 2.8 million and 3.0 million.
●	Net loss per share, excluding all transaction costs related to the pending Livongo merger, based on 84.4 million weighted average shares outstanding, to be between $(0.36) and $(0.33).

For the full-year 2020, we expect:

●	Total revenue to be in the range of $1,005 million to $1,015 million.
●	EBITDA (loss), excluding all transaction costs related to the pending Livongo merger, to be in the range of $(1) million to $2 million.
●	Adjusted EBITDA to be in the range of $97 million to $100 million.
●	Total U.S. paid membership to be in the range of 50 million to 51 million members and visit-fee-only access to be available to 21 to 22 million individuals, including 2 to 3 million members on a temporary basis.
●	Total visits to be between 10.4 million to 10.6 million.
●	Net loss per share, excluding all transaction costs related to the pending Livongo merger, based on 79.4 million weighted average shares outstanding, to be between $(1.36) and $(1.32).

Quarterly Conference Call

The third quarter 2020 earnings conference call and webcast will be held Wednesday, October 28, 2020 at 4:30 p.m. EDT. The conference call can be accessed by dialing 1-888-869-1189 for U.S. participants, or 1-706-643-5902 for international participants, and including the following Conference ID Number: 2684889 to expedite caller registration; or via a live audio webcast available online at http://ir.teladoc.com/news-and-events/events-and-presentations/. A webcast replay will be available for on-demand listening shortly after the completion of the call at the same web link.

About Teladoc Health

Teladoc Health is transforming how people access and experience healthcare. Recognized as the world leader in virtual care, Teladoc Health directly delivers millions of medical visits across 175 countries each year through the Teladoc Health Medical Group and enables millions of patient and provider touchpoints for thousands of hospitals, health systems and physician practices globally. Ranked Best in KLAS for Virtual Care Platforms in 2020, Teladoc Health leverages more than a decade of expertise and real-time insights to meet the growing virtual care needs of consumers, healthcare professionals, employers and health plans. For more information, please visit www.teladochealth.com or follow @TeladocHealth on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key clients; and (v) changes to our abilities to recruit and retain qualified providers into our network. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data, unaudited)

	September 30,	December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$1,187,299	$514,353
Short-term investments	3,070	2,711
Accounts receivable, net of allowance of $4,661 and $3,787, respectively	85,803	56,948
Inventories	11,578	0
Prepaid expenses and other current assets	22,293	13,990
Total current assets	1,310,043	588,002
Property and equipment, net	20,364	10,296
Goodwill	1,691,355	746,079
Intangible assets, net	386,573	225,453
Operating lease - right-of-use assets	33,933	26,452
Other assets	7,117	6,545
Total assets	$3,449,385	$1,602,827
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,408	$9,075
Accrued expenses and other current liabilities	65,130	34,439
Accrued compensation	53,957	34,201
Deferred revenue-current	46,721	12,466
Advances from financing companies	13,609	0
Total current liabilities	200,825	90,181
Other liabilities	1,033	9,239
Operating lease liabilities, net of current portion	30,326	24,994
Deferred revenue, net of current portion	4,884	2,300
Advances from financing companies, net of current portion	9,901	0
Deferred taxes	17,896	21,678
Convertible senior notes, net	953,484	440,410
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 150,000,000 shares authorized as of September 30, 2020 and December 31, 2019; 84,358,345 shares and 72,761,941 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	84	73
Additional paid-in capital	2,835,274	1,538,716
Accumulated deficit	(598,694)	(507,525)
Accumulated other comprehensive loss	(5,628)	(17,239)
Total stockholders’ equity	2,231,036	1,014,025
Total liabilities and stockholders’ equity	$3,449,385	$1,602,827

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data, unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$288,812	$137,969	$710,641	$396,818
Expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	104,725	42,799	267,887	129,110
Operating expenses:
Advertising and marketing	52,302	31,321	132,395	84,341
Sales	23,483	16,120	60,110	48,164
Technology and development	29,958	15,746	72,244	48,398
Legal and regulatory	2,812	1,634	6,266	5,239
Acquisition and integration related costs	25,395	1,995	30,686	4,143
General and administrative	56,930	38,681	156,433	113,212
Depreciation and amortization	12,932	9,617	32,535	29,065
Total expenses	308,537	157,913	758,556	461,672
Loss from operations	(19,725)	(19,944)	(47,915)	(64,854)
Loss on extinguishment of debt	1,227	0	8,978	0
Interest expense, net	17,222	7,700	39,676	21,432
Net loss before taxes	(38,174)	(27,644)	(96,569)	(86,286)
Income tax (benefit) expense	(2,290)	(7,298)	(5,400)	(6,466)
Net loss	$(35,884)	$(20,346)	$(91,169)	$(79,820)

Net loss per share, basic and diluted	$(0.43)	$(0.28)	$(1.17)	$(1.11)

Weighted-average shares used to compute basic and diluted net loss per share	83,607,902	72,151,094	77,821,073	71,601,790

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows used in operating activities:
Net loss	$(91,169)	$(79,820)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	38,029	33,860
Allowance for doubtful accounts	2,320	1,717
Stock-based compensation	61,151	48,245
Deferred income taxes	(4,096)	(10,288)
Accretion of interest	29,459	19,422
Loss on extinguishment of debt	8,978	0
Changes in operating assets and liabilities:
Accounts receivable	(16,450)	(12,386)
Prepaid expenses and other current assets	(5,906)	(2,219)
Inventory	(2,392)	0
Other assets	140	73
Accounts payable	6,584	(1,976)
Accrued expenses and other current liabilities	17,269	14,304
Accrued compensation	9,329	(1,813)
Deferred Revenue	15,348	6,708
Operating lease liabilities	(4,360)	(1,481)
Other liabilities	(2,809)	(2,599)
Net cash provided by operating activities	61,425	11,747
Cash flows (used in) provided by investing activities:
Purchase of property and equipment	(2,872)	(2,847)
Purchase of internal-use software	(14,515)	(4,658)
Proceeds from marketable securities	0	39,165
Sale of assets	0	10
Investment in securities	(0)	(5,000)
Acquisition of business, net of cash acquired	(159,663)	(11,204)
Net cash (used in) provided by investing activities	(177,050)	15,466
Cash flows provided by financing activities:
Net proceeds from the exercise of stock options	40,627	24,820
Proceeds from issuance of 2027 Notes	1,000,000	0
Issuance costs of 2027 Notes	(24,070)	0
Repurchase of 2022 Notes	(228,153)	0
Proceeds from advances from financing companies	1,924	0
Payment from customers against advances from financing companies	(4,427)	0
Proceeds from employee stock purchase plan	2,473	1,875
Cash received (paid) for withholding taxes on stock-based compensation, net	326	(1,642)
Net cash provided by financing activities	788,700	25,053
Net increase in cash and cash equivalents	673,075	52,266
Foreign exchange difference	(129)	(1,013)
Cash and cash equivalents at beginning of the period	514,353	423,989
Cash and cash equivalents at end of the period	$1,187,299	$475,242

Income taxes paid	$786	$846

Interest paid	$5,612	$6,112

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use adjusted gross profit, adjusted gross margin, EBITDA income (loss) and adjusted EBITDA income (loss), which are non-U.S. GAAP financial measures to clarify and enhance an understanding of past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as the primary measure of our performance.

Adjusted gross profit is our total revenue minus our total cost of revenue (exclusive of depreciation and amortization shown separately) and adjusted gross margin is adjusted gross profit as a percentage of our total revenue. We believe that it provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

EBITDA consists of net loss before interest, foreign exchange gain or loss, taxes, loss on extinguishment of debt, depreciation and amortization. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

Adjusted EBITDA consists of net loss before interest, foreign exchange gain or loss, taxes, loss on extinguishment of debt, depreciation, amortization, stock-based compensation and acquisition and integration related costs. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

We believe the above financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA may vary from that of others in our industry. Neither adjusted gross profit, adjusted gross margin, EBITDA nor adjusted EBITDA should be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA have important limitation as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

●	Adjusted gross margin has been and will continue to be affected by a number of factors, including the fees we charge our Clients, the number of visits and cases we complete the costs paid to Providers and medical experts as well as the costs of our provider network operations center;
●	Adjusted gross margin does not reflect the significant depreciation and amortization to cost of revenue;
●	EBITDA and adjusted EBITDA do not reflect the significant interest expense on our debt;
●	EBITDA and adjusted EBITDA eliminate the impact of income taxes on our results of operations;
●	EBITDA and Adjusted EBITDA do not reflect the loss on extinguishment of debt;

●	Adjusted EBITDA does not reflect the significant acquisition and integration related costs related to mergers and acquisitions;
●	Adjusted EBITDA does not reflect the significant non-cash stock compensation expense which should be viewed as a component of recurring operating costs; and
●	other companies in our industry may calculate adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA differently than we do, limiting the usefulness of adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA as comparative measures.

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted gross profit, adjusted gross margin, EBITDA and Adjusted EBITDA do not reflect any expenditures for such replacements.

We compensate for these limitations by using adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. Such U.S. GAAP measurements include net loss, net loss per share and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The following is a reconciliation of gross profit, the most directly comparable GAAP financial measure, to adjusted gross profit:

Reconciliation of GAAP Gross Profit to Adjusted Gross Profit and Adjusted Gross Margin

(In thousands, unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$288,812	$137,969	$710,641	$396,818
Cost of revenue (exclusive of depreciation and amortization shown separately below)	(104,725)	(42,799)	(267,887)	(129,110)
Depreciation and amortization of intangible assets	(1,149)	(1,187)	(4,078)	(3,279)
Gross Profit	182,938	93,983	438,676	264,429
Depreciation and amortization of intangible assets	1,149	1,187	4,078	3,279
Adjusted gross profit	$184,087	$95,170	$442,754	$267,708

Gross margin	63.3%	68.1%	61.7%	66.6%
Adjusted gross margin	63.7%	69.0%	62.3%	67.5%

Reconciliation of EBITDA and Adjusted EBITDA to Net Loss

(In thousands, unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net loss	$(35,884)	$(20,346)	$(91,169)	$(79,820)
Add:
Loss on extinguishment of debt	1,227	0	8,978	0
Interest expense, net	17,222	7,700	39,676	21,432
Income tax benefit	(2,290)	(7,298)	(5,400)	(6,466)
Depreciation expense	1,272	982	2,983	2,701
Amortization expense	11,660	8,635	29,552	26,364
EBITDA	(6,793)	(10,327)	(15,380)	(35,789)
Stock-based compensation	20,908	17,354	61,151	48,245
Acquisition and integration related costs	25,395	1,995	30,686	4,143
Adjusted EBITDA	$39,510	$9,022	$76,457	$16,599

Investors:
Patrick Feeley

914-265-7925

pfeeley@teladochealth.com

Media:

Chris Stenrud

860-491-8821

pr@teladochealth.com